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                                                                   EXHIBIT 23(H)

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

    We hereby consent to the use of our opinion letter dated December 2, 2000 to the Board of Directors of PepsiCo, Inc., included as Annex E to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of BeverageCo, Inc., a direct wholly-owned subsidiary of PepsiCo, Inc., with and into The Quaker Oats Company and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Summary--The Merger--Opinions of Financial Advisors," "The Merger--Background of the Merger," "The Merger--Factors Considered by, and Recommendation of, the PepsiCo Board," and "Opinions of Financial Advisors--Opinion of PepsiCo's Financial Advisor." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, of the rules and regulations of the Securities and Exchange Commission thereunder.

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                                 MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                 By:  /s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
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January 9, 2001